SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     Date of Report (Date of earliest event
                           reported) November 6, 1998

                          COMMISSION FILE NO.: 0-23126


                             RELIANCE BANCORP, INC.
             (Exact name of registrant as specified in its charter)


                        Delaware                             11-3187176
                        --------                             ----------
(State or other Jurisdiction of Incorporation           (IRS Employer or
 organization)                                           Identification No.)


   585 Stewart Avenue, Garden City, New York                     11530
   -----------------------------------------                     -----
(Address of principal executive officer)                       (Zip Code)


Registrant's telephone number, including area code:        (516) 222-9300
                                                           --------------












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Item 5.           Other Events

         The Company announced that it has completed its previously announced seventh stock repurchase program. The Company said it repurchased 500,000 shares of its outstanding common stock, par value $.01 per share, in open market transactions at an aggregate cost of approximately $13.9 million. Upon settlement of the last transaction on or about November 12, 1998, there will be 8,686,844 shares of Reliance Bancorp, Inc. common stock outstanding.

         The Company also announced that its Board of Directors approved the Company's eighth stock repurchase plan. The Company has been authorized by its Board of Directors to repurchase up to 500,000 of the Company's outstanding shares.

Item 7 (c).       Exhibits

Exhibit 99.1 Press Release for the completion of seventh stock repurchase and announcing the eighth stock repurchase program.































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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                     By:      /s/ Raymond A. Nielsen
                              ------------------------
                              Raymond A. Nielsen
                              President and
                              Chief Executive Officer



Dated:    November 13, 1998